UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

TEXTRON INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 Westminster Street, Providence, Rhode Island 02903
(Address of principal executive offices)

Registrant’s telephone number, including area code: (401) 421-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

Item 2.06 Material Impairments.

On December 4, 2018, our Board of Directors approved a plan to restructure the Textron Specialized Vehicles businesses within our Industrial segment. We expect to incur pre-tax charges in the range of $60 million to $85 million under this plan, which will be recorded in the fourth quarter of 2018.

Textron Specialized Vehicles has undergone significant changes since the acquisition of Arctic Cat as we have expanded the product portfolio and integrated manufacturing operations and retail distribution. As disclosed in our Form 10-Q filed for the third quarter of 2018, the operating results for these businesses were significantly below our expectations as dealer sell-through lagged despite the introduction of new products into our dealer network. Management conducted a strategic review of the Textron Specialized Vehicles businesses, which included an assessment of the acquired dealer network and go-to-market strategy for the Textron Off Road and Arctic Cat brands, as well as cost reduction initiatives throughout the Textron Specialized Vehicles businesses. The restructuring plan will result in the impairment of intangible assets, primarily related to product rationalization, the elimination of approximately 400 positions, representing approximately 10% of Textron Specialized Vehicles’ workforce, and closure of several factory-direct turf-care branch locations and a manufacturing facility. The restructuring actions under this plan are expected to result in improved operating results for these businesses.

Severance and related costs for this plan are estimated to be in the range of $10 million to $15 million. Contract termination and other facility closure charges are estimated to be in the range of $5 million to $15 million. Impairment charges are estimated to be in the range of $45 million to $55 million and largely relate to acquired intangible assets. Expected cash outlays in connection with this plan are estimated to be in the range of $15 million to $30 million, with up to $10 million in the fourth quarter of 2018 and the remainder in 2019. We anticipate that this plan will be substantially completed by the end of 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ Mark S. Bamford
Mark S. Bamford
Vice President and Corporate Controller

Date: December 6, 2018